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                                                                    EXHIBIT 10.2
                              CONCRETE MEDIA, INC.

                           EMPLOYEE STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the 1996 Employee Stock Option Plan (the "Plan") is to provide a method whereby selected key employees of Concrete Media, Inc. (the "Corporation"), may have the opportunity to invest in shares of Common Stock (the "Stock") of the Corporation, thereby giving them a proprietary and vested interest in the growth and performance of the Corporation, and in general, generating an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareholders. Further, the Plan is designed to enhance the Corporation's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth, and profitability of the Corporation depends.

2.       ADMINISTRATION

         The Plan shall be administered by the Corporation's Board of Directors ("the Board") or if so designated by resolution of the Board, by a Committee composed of not less than three individuals ("Committee"). From time to time the Board, or if so designated the Committee, may grant stock options ("Options") to such eligible parties and for such number of shares as it in its sole discretion may determine. A grant in any year to an eligible Employee, (as defined in Section 3 below) shall neither guarantee nor preclude a grant to such Employee in subsequent years. Subject to the provisions of the Plan, the Board, or if so designated the Committee, shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the Option Agreements described in Section 5(h) thereof to make all other determinations necessary or advisable for the administration of the Plan. The Board, or if so designated the Committee, may correct any defect, supply any omissions or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem desirable. The determinations of the Board, of if so designated the Committee, in the administration of the Plan, as described herein, shall be final and conclusive. The validity, construction, and effect of Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.       ELIGIBILITY

         The employees eligible to participate in the Plan (the "Employees") shall consist of the Corporation's executive officers who may be hired by the Corporation in the future, employees, directors, and consultants. Nothing in the Plan or in any agreement thereunder shall confer any right on an Employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation or its subsidiaries, as the case may be, to terminate his or her employment at any time.
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4.       SHARES SUBJECT TO THE PLAN

         The shares of Stock available for issuance under the Plan are subject to adjustment as provided in Section 7. The shares of Stock deliverable upon the exercise of Options may be made available from authorized but unissued shares or shares reacquired by the Corporation, including shares purchased in the open market or in private transactions. If any Option granted under the Plan shall terminate for any reason without having been exercised or settled in stock or in cash pursuant to related stock appreciation rights, the shares subject to, but not delivered under, such Option shall be available for other Options.

5.       GRANT TERM AND CONDITIONS OF OPTIONS

         The Board or if so designated the Committee, may from time to time after consultation with management select employees to whom Options shall be granted. The Options granted shall be "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), or nonstatutory stock options whichever the Board, or if so designated the Committee, shall determine, subject to the following terms and conditions:

         (a) Price. The purchase price per share of Stock deliverable upon exercise of each Incentive Stock Option shall not be less than 100 percent of the Fair Market Value of the Stock on the date such the Option is granted. Provided, however, that if an Incentive Stock Option is issued to an individual who owns, at the time of grant, more than ten percent (10%) of the total combined voting power of all classes of the Corporation's Stock, the Exercise price of such Option shall be at least 110% of the Fair Market Value of the Stock on the date of grant. The Option price of shares subject to non-statutory Stock Options shall be determined by the Board of Directors or Committee, in its absolute discretion at the time of grant of such Option. For purposes of this plan, Fair Market Value shall be: (i) the average of the closing Bid and Ask prices for the Stock on the date in question or (ii) if the stock is not publicly traded in accordance with applicable procedure set forth in the Code.

         (b) Payment. Options may be exercised only upon payment of the purchase price thereof in full. Such payment shall be made in such form of consideration as the Board or Committee determines and may vary for each Option. Payment may consist, subject to approval by the Board, of cash, check, notes, delivery of shares of common stock having a fair market value on the date of surrender equal to the aggregate exercise price, or any combination of such methods or other means of payment permitted under the Delaware General Corporation Law.

         (c) Term of Options. The term during which each Option may be exercised shall be determined by the Board, or if so designated the Committee, provided that (i) a nonstatutory Option shall not be exercisable in whole or in part more than 10 years from the date it is granted except as provided in paragraph (e), below, with respect to the death of the Employee, and (ii) an Incentive Stock Option shall not be exercisable in whole or in part more than 5 years from the date it is granted. All rights to purchase Stock pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Board or, if so designated the Committee.

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                  The Board, or if so designated the Committee, shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable, except that the exercise of Incentive Stock Options shall be further restricted as set forth herein. The Board, or if so designated the Committee, may in its sole discretion, accelerate the time at which any Option may be exercised in whole or in part, provided that no Option shall be exercisable until one year after grant.

         (d) Limitations on Grants. For Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which the Investment Stock Option is exercisable for the first time by an Optionee during any calendar year (under all plans of the Corporation and its parent or any subsidiary of the Corporation) shall not exceed $100,000. The foregoing limitations shall be modified from time to time to reflect any changes in Section 422 of the Code and any regulations promulgated thereunder setting forth such limitations. There shall be no limitations on nonstatutory stock options.

         (e) Termination of Employment. (i) If the employment of an Employee by the Corporation or a subsidiary corporation of the Corporation shall be terminated voluntarily by the Employee or for cause by the Corporation, then his or her Option shall expire forthwith. Except as provided in subparagraphs (ii) and (iii) of this Paragraph (e), if such employment shall terminate for any other reason, then such Option may be exercised at any time within one (1) month after such termination, subject to the provisions of subparagraph (iv) of this Paragraph (e). For purposes of this subparagraph, an employee who leaves the employ of the Corporation to become an employee of a subsidiary corporation of the Corporation or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Corporation as a result of a corporate reorganization, etc., shall not be considered to have terminated his or her employment. The Board may, in its sole discretion, extend the time period for exercise of any particular option after termination or allow the employee who terminates their employment voluntarily the right to exercise their option on terms and conditions determined by the Board.

         (ii) If the holder of an Option under the Plan dies (a) while employed by, or while serving as a non-employee Director for, the Corporation or a subsidiary corporation of the Corporation, or (b) within one (1) month after the termination of his employment or services other than voluntarily by the Employee, or for cause, then such Option may, subject to the provisions of subparagraph (iv) of this Paragraph (e), be exercised by the estate of the Employee or by a person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of such Employee at any time within six (6) months

         (iii) If the holder of the Option under the Plan ceases employment because of permanent or total disability (within the meaning of Section 22 (e) (3) of the Code) while employed by the Corporation or a subsidiary corporation of the Corporation, then such Option may,

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         subject to the provisions of subparagraph (iv) of this paragraph (e), be exercised at any time within one year after his termination of employment due to disability.

         (iv) An Option may not be exercised pursuant to this Paragraph (e) except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, or death, and in any event may not be exercised after the expiration of the Option. For purpose of this Paragraph (e), the employment relationship of an employee of the Corporation or of a subsidiary corporation of the company will be treated as continuing intact while he or she is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his or her right to reemployment is guaranteed either by statute or by contract.

         (f) Nontransferability of Options. No Option shall be transferable by a Holder otherwise than by will or the laws of descent and distribution, and during the lifetime of the Employee to whom an Option is granted, it may be exercised only by the employee, his guardian or legal representative if permitted by Section 422 and related sections of the Code and any regulations promulgated thereunder.

         (g) Listing and Registration. Each Option shall be subject to the requirement that if at any time the Board, or if so designated the Committee, shall determine, in its discretion, the listing, registration or qualification of the Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board, or if so designated the Committee.

         (h) Option Agreement. Each Employee to whom an Option is granted shall enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Board, or if so designated the Committee.

         (i) Withholding. Prior to the delivery of certificates for shares of Stock, the Corporation or a subsidiary shall have the right to require a payment from an Employee to cover any applicable withholding or other employment taxes due upon the exercise of an Option.

6.       STOCK APPRECIATION RIGHTS

         The Board or Committee may grant stock appreciation rights (SARs) in connection with all or any part of an Option granted under the Plan, either concurrently with the grant of the Option or at any time thereafter, and may also grant SARs independently of Options.

         (a) SARs Granted in Connection with an Option. An SAR granted in connection with an Option entitles the Optionee to exercise the SAR by surrendering to the Corporation, unexercised, the underlying Option. The Optionee receives in exchange from the Corporation an

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amount equal to the excess of (x) the Fair Market Value on the date of surrender of the underlying Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the Option.

         When an SAR is exercised, the underlying Option, to the extent surrendered, ceases to be exercisable, and the number of shares available for issuance under the Plan is reduced correspondingly.

         An SAR is exercisable only when and to the extent the underlying Option is exercisable and expires no later than the date on which the underlying Option expires. Notwithstanding the foregoing, neither an SAR nor a related Option may be exercised during the first six (6) months of its respective term: provided, however, that this limitation will not apply if the Optionee dies or is disabled within such six (6) month period.

         (b) Independent SARs. The Board or the Committee may grant SARs without related Options. Such an SAR will entitle the Optionee to receive from the Corporation on exercise of the SAR an amount equal to the excess of (x) the fair market value of the Common Stock covered by the exercised portion of the SAR, as of the date of such exercise, over (y) the fair market value of the Common Stock covered by the exercised portion of the SAR as of the date on which the SAR was granted.

         SARs shall be exercisable in whole or in part at such times as the Board or the Committee shall specify in the Optionee's SAR grant or agreement. Notwithstanding the foregoing, an SAR may not be exercised during the first six
(6) months of its term: provided, however, that this limitation will not apply if the Optionee dies or is disabled within such six (6) month period.

         (c) Payment on Exercise. The Corporation's obligations arising upon the exercise of an SAR may be paid in cash or Common Stock, or any combination of the same, as the Board or the Committee may determine. Shares issued on the exercise of an SAR are valued at their Fair Market Value as of the date of exercise.

         (d) Limitation on Amount paid on SAR Exercise. The Board or the Committee may in its discretion impose a limit on the amount to be paid on exercise of an SAR. In the event such a limit is imposed on an SAR granted in connection with an Option, the limit will not restrict the exercisability of the underlying Option.

         (e) Persons Subject to 16(b). An Optionee subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may only exercise an SAR during the period beginning on the third and ending on the twelfth business day following the Corporation's public release of quarterly or annual summary statements of sales and earnings and in accordance with all other provisions of
Section 16(b).

         (f) Non-Transferability of SARs. An SAR is non-transferable by the Optionee other than by will or the laws of descent and distribution, and is exercisable during the Optionee's lifetime only by the Optionee, or, in the event of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance.

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         (g) Effect on Shares in Plan. When an SAR is exercised, the aggregate number of shares of Common Stock available for issuance under the Plan will be reduced by the number of underlying shares of Common Stock as to which the SAR is exercised.

7.       ADJUSTMENT OF AND CHANGES IN STOCK

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or distribution of substantially all or all of the assets of the Corporation, the Board, or if so designated the Committee, shall make such adjustments as it deems appropriate in the number and kind of shares and SARs authorized by the Plan, in the number and kind of shares covered by the Options granted and in the exercise price of outstanding Options and SARs.

8.       MERGERS, SALES AND CHANGE OF CONTROL

         In the case of (i) any merger, consolidation or combination of the Corporation with or into another corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in its outstanding stock being converted into or exchanged for different securities, cash or other property, or any combination thereof or a sale of all or substantially all of the business or assets of the Corporation or
(ii) a Change in Control (as defined below) of the Corporation, each Option or SAR then outstanding for one year or more shall (unless the Board, or if so designated the Committee, determines otherwise), receive upon exercise of such Option or SAR an amount equal to the excess of the Fair Market Value on the date of such exercise of (a) the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Stock, in the cases covered by clause (i) above, or (b) the final tender offer price in the case of a tender offer resulting in a Change in Control or (c) the value of the Stock covered by the Option or SAR as determined by the Board, or if so designated the Committee, in the case of a Change in Control by reason of any other event, over the exercise price of such Option, multiplied by the number of shares of Stock with respect to which such Option or SAR shall have been exercised provided that, in each event the amount payable in the case of an incentive stock Option shall be limited to the maximum permissible amount necessary to preserve the Option incentive stock Option status. Such amount may be payable fully in cash, fully in one or more of the kind or kinds or property payable in such merger, consolidation or combination, or partly in cash and partly in one or more such kind or kinds of property, all in the discretion of the Board or if so designated the Committee.

         Any determination by the Board, or if so designated the Committee, made pursuant to this Section 7 may be made as to all outstanding Options and SARs or only as to certain Options and SARs specified by the Board, or if so designated the Committee and any such determination shall be made (a) in cases covered by clause (i) above, prior to the occurrence of such event, (b) in the event of a tender or exchange offer, prior to the purchase of any Stock pursuant thereto by the offeror and (c) in the case of a Change in Control by reason of any other event, just prior to or as soon as practicable after such Change in Control.

         A "Change in Control" shall be deemed to have occurred if (a) any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall own

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beneficially 40% or more of the Stock outstanding, or (b) if following (i) a tender or exchange offer for voting securities of the Corporation, or (ii) a proxy contest for the election of directors of the Corporation, the persons who were directors of the Corporation immediately before the initiation of such event cease to constitute a majority of the Board of Directors of the Corporation upon the completion of such tender or exchange offer or proxy contest or within one year after such completion. Notwithstanding the provisions of this Agreement, (i) the Board shall have the right to amend or modify this definition of a "Change in Control" and (ii) a "Change in Control" shall not be deemed to occur in the event BEn sells, assigns, transfers, pledges, hypothecates, or otherwise encumbers or disposes of in any way, all or any part of or any interest in the its shares now or hereafter owned or held to any subsidiary or affiliate of BEn or to Freemont Group Inc.

9.       NO RIGHTS OF SHAREHOLDERS

         Neither an Employee nor the Employee's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any Option, in whole or in part, unless and until certificates for such shares shall have been issued.

10.      PLAN AMENDMENTS

         The plan may be amended by the Board, as it shall deem advisable or to conform, to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of shareholders:
(i) increase the aggregate number of shares available for Options except as permitted by Section 7, (ii) change the requirement of Section 5(a) that Option grants be priced at Fair Market value, (iii) extend the maximum period during which an Option may be exercised, or (iv) change the Plan's eligibility requirements.

11.      TERM OF PLAN

         The Plan shall become effective upon its approval by a majority of the Corporation's shareholders. No Options or SARs shall be granted under the Plan after January 10, 2000.

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